UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

Focus Impact Acquisition Corp.
345 Avenue of the Americas, 33rd Floor
New York, NY 10105
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 6, 2024 (the “Closing Date”), Focus Impact Acquisition Corp. and our predecessor company (“FIAC”) consummated the previously announced business combination with DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream”) pursuant to the Business Combination Agreement, dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream.

Pursuant to the Business Combination Agreement, on the Closing Date, (a) FIAC changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp. (“New PubCo” or the “Company”), and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).

On November 6, 2024, New PubCo also issued (i) 194,809 common shares of New PubCo (the “New PubCo Common Shares”) to certain investors pursuant to subscription agreements, dated October 29, 2024, including a subscription agreement with Helena Global Investment Opportunities I Ltd. (such agreements together, the “PIPE Agreements”) for $2,250,000 in the aggregate, and (ii) 3,249,877 New PubCo Common Shares to certain investors, including Karbon-X Corp, pursuant to certain carbon credit subscription agreements dated October 29, 2024 (such agreements together, the “Carbon Subscription Agreements”) (items (i) and (ii) in the foregoing together, the “PIPE Financing”). The Carbon Subscription Agreements were executed in connection with certain Carbon Credit Purchase Agreements with DevvStream (the “Carbon Credit Purchase Agreements”), pursuant to which DevvStream is purchasing carbon credits from certain sellers (“Carbon Credit Sellers”). The New PubCo Common Shares that are being issued to such Carbon Credit Sellers pursuant to the Carbon Subscription Agreements are being issued to the Carbon Credit Sellers in satisfaction of the purchase price owed to them under the Carbon Credit Purchase Agreements.

As previously reported prior to the consummation of the Business Combination (as defined below), on October 29, 2024, FIAC entered into an amendment (the “Amendment to the Sponsor Side Letter Agreement”) to the side letter agreement, dated September 12, 2023, which was subsequently amended on May 1, 2024, by and among FIAC and the Sponsor (as amended, the “Letter Agreement”). Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC amended the transfer restrictions included therein to enable the Sponsor to transfer on October 29, 2024 up to 5,750,000 shares of common stock of the Company (such shares of common stock that are being transferred, the “Sponsor Shares”) to (i) certain advisor parties in full or partial satisfaction of such advisor parties’ fees and expenses incurred in connection with the the Business Combination with DevvStream (approximately $15.1 million of fees and expenses are being satisfied through the transfer of Sponsor Shares to advisor parties) (the “Equitization”), (ii) certain investors subscribing to PIPE Agreements (as defined below), and (iii) Helena Global Investment Opportunities I Ltd. as consideration for the execution of an equity line of credit purchase agreement, dated October 29, 2024 with FIAC and the Sponsor (the “ELOC Agreement”). On October 29, 2024, FIAC had also determined that it is advisable and in the best interest of FIAC and its stockholders to waive the transfer restrictions to which the Sponsor Shares were subject and that were included in the certain letter agreement, dated November 1, 2021, by and between FIAC and the Sponsor. Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC agreed that in connection with the Closing (as defined below), the Sponsor will be issued New PubCo Common Shares in an amount that is equal to the number of Sponsor Shares that the Sponsor agreed to transfer prior to the Closing, as described in the foregoing items (i) to (iii).

Further, as previously reported prior to the Closing, FIAC entered into a contribution and exchange agreement (the “Monroe Agreement”) on October 29, 2024, pursuant to which, among other things, Crestmont Investments LLC, a Delaware limited liability company, will, immediately following the Closing, contribute 2,000,000 units representing 50% of the limited liability company interests in Monroe Sequestration Partners LLC, a Delaware limited liability company, in exchange for 2,000,000 New PubCo Common Shares, subject to the terms and conditions described in the Monroe Agreement.

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to New PubCo. All references herein to the “Board” refer to the board of directors of New PubCo. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Business Combination Agreement, including the PIPE Financing (the “Transactions” or the “Business Combination”). Defined terms included in this Current Report on Form 8-K (this “Current Report”) shall have the same meaning as the defined terms used in the definitive proxy statement/prospectus included in FIAC’s Registration Statement on Form S-4 (File No. 333-275871) that was initially filed with the U.S. Securities and Exchange Commission on December 4, 2024 (as amended, the “Proxy Statement/Prospectus”).

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On November 6, 2023, New PubCo, Focus Impact Sponsor, LLC, a Delaware limited liability company (the "Sponsor"), and certain historical holders of Devvstream securities (the “Legacy Devvstream Holders”) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Legacy Devvstream Holders and Sponsor will be granted customary registration rights with respect to the securities of New PubCo that they hold.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is filed as Exhibit 10.13 of this Current Report and is incorporated herein by reference.

Indemnification Agreements

On November 6, 2024, in connection with the consummation of the Business Combination, New PubCo entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by New PubCo of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of New PubCo’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at New PubCo’s request.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed as Exhibit 10.5 of this Current Report and is incorporated herein by reference.

Strategic Consulting Agreement

On November 13, 2024, New PubCo also entered into a strategic consulting agreement with Focus Impact Partners, LLC (the “Consultant”), pursuant to which the Consultant will provide New PubCo with certain consulting services (the “Strategic Consulting Agreement”) and New PubCo will pay the Consultant an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginnin December 31, 2023 (pro-rated based on the number of days from December 31, 2023 through and including November 13, 2024). Notwithstanding the foregoing, any fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) New PubCo has successfully raised $5.0 million in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) New PubCo has 2 or more consecutive quarters of positive cash flow from operations. New PubCo agrees to pay the Consultant additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which the Consultant provides consulting services to New PubCo. Further, New PubCo has agreed to issue the Sponsor 557,290 New PubCo Common Shares in a private placement pursuant to the Strategic Consulting Agreement in connection with the execution of the Strategic Consulting Agreement. The Strategic Consulting Agreement has a term of three (3) years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one (1)-year periods at the end of each year unless New PubCo or the Consultant provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Pursuant to the Strategic Consulting Agreement, New PubCo has also agreed to customary indemnification of the Consultant in connection with the performance of its services.

The foregoing description of the Strategic Consulting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 10.20 of this Current Report and is incorporated herein by reference.

New Convertible Notes

On January 12, 2024, DevvStream issued an unsecured convertible grid note (the “Focus Partners Convertible Note”) to the Consultant and as of the date hereof, the Consultant had advanced a total of $637,150 to DevvStream under the Focus Convertible Note. Further, New PubCo was indebted to New PubCo for $3,000,000 pursuant to a convertible promissory note dated December 1, 2023 and a convertible promissory note, dated May 9, 2023 (together, the “Focus Sponsor Convertible Notes”). The terms and conditions of the Focus Partners Convertible Note provided that, following the consummation of the Business Combination, the Consultant would have the right to convert its convertible notes or to have its convertible notes repaid at its option. As of the Closing, New PubCo is also indebted to the Consultant in the amount of $345,000 of accrued and unpaid of fees under the administrative services agreement, dated October 27, 2021, by and between FIAC and the Sponsor (the “Unpaid Fees”). On November 13, 2024, New PubCo issued (i) $3,000,000 of new 5.3% convertible notes to the Sponsor, and (ii) a new $982,150 of new 5.3% convertible notes to the Consultant (together, the “New Convertible Notes”), in each case in exchange for the cancellation and conversion of the Focus Partners Convertible Note, the Focus Sponsor Convertible Notes and the Unpaid Fees. The New Convertible Bridge Notes have a maturity date that is twenty-four months from the Closing. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into New PubCo Common Shares at a 25% discount to the issuer's 20-day volume weighted average price, subject to a floor of $0.867 per share.

The foregoing description of the New Convertible Notes does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed as Exhibit 10.21 of this Current Report and is incorporated herein by reference.

Extension of Devvio and Envviron Convertible Notes

DevvStream previously issued (i) an unsecured convertible note (the “Devvio Convertible Note”) to Devvio Inc. (“Devvio”) with a principal amount of $100,000, and (ii) an unsecured convertible note (the “Envviron Convertible Note”) to Envviron SAS (“Envviron”) with a principal amount of $250,000. The terms and conditions of the Devvio Convertible Note and Envviron Convertible Note each provided that, following the consummation of the Business Combination, Devvio and Envviron would have the right to convert their convertible notes or to have their convertible notes repaid. As a result of the consummation of the Business Combination, the maturity date of the Devvio Convertible Note and the Envviron Convertible Note was accelerated to the date that is 10 business days from the Closing, or November 21, 2024 (the “Maturity Date”). On November 6, 2024, New PubCo, Devvio and Envviron agreed to amend the terms of the Devvio Convertible Note and Envviron Convertible Note, respectively, in order to extend the Maturity Date by six (6) months.

Employment Agreements

The information relating to the employment agreements with Bryan Went, Chris Merkel, and Sunny Trinh in Item 2.01 under "Executive Compensation—Employment Agreements") is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As previously reported, on September 13, 2024, FIAC held a special meeting (the “Extraordinary Special”) at which the FIAC stockholders considered and adopted, among other matters, the Business Combination Agreement. On November 6, 2024, the parties to the Business Combination Agreement consummated the Transactions.

In connection with the shareholder meeting to approve the Business Combination (the “Business Combination Approval Meeting”) and the subsequent vote on October 31, 2024 to approve the extension of the time period during which FIAC may consummate a business combination, the holders of 1,569,414 shares of Class A Common Stock exercised their right to redeem their shares for cash, as provided for, prior to the Closing, in FIAC’s amended and restate certificate of incorporation.

In connection with the Closing, (i) 3,444,686 New PubCo Common Shares were issued in the PIPE Financing, (ii) 5,148,164 shares of Class A Common Stock held by pre-Business Combination holders of FIAC were converted into 4,989,600 New PubCo Common Shares, (iii) the Sponsor forfeited 575,000 shares of Class B Common Stock of FIAC and was issued 5,000,531 New PubCo Common Shares pursuant to the Letter Agreement and upon conversion of 15,558 shares Class B Common Stock held by the Sponsor at the time of the Closing, (iv) each redeemable warrant that was issued in connection with FIAC’s initial public offering that closed November 1, 2021 (the “FIAC IPO”) and that was exercisable for one share of Class A Common Stock at an exercise price of $11.50 (collectively, the “FIAC Warrants”) and each private placement warrant which was issued to the Sponsor in connection with the FIAC IPO and which entitles the holder thereof to purchase one whole share of Class A Common Stock at $11.50 per share (the “Private Placement Warrants” and together with the FIAC Warrants, the “Warrants”), were assumed by New PubCo and converted into a warrant to purchase a number of New PubCo Common Shares equal to the Reverse Split Factor at an exercise price equal to the Adjusted Exercise Price, on substantially similar terms as the Private Placement Warrants (the “Converted Private Placement Warrants” and together with the Converted Public Warrants, the “New PubCo Warrants”), (v) each of DevvStream’s multiple voting shares (the “Multiple Voting Company Shares”) and DevvStream’s subordinate voting shares (the “Subordinated Voting Company Shares” and together with the Multiple Voting Company Shares, the “Company Shares”) issued and outstanding immediately prior to the effective time of the Amalgamation (the “Effective Time”) were automatically exchanged for that certain number of New PubCo Common Shares equal to the applicable Per Common Share Amalgamation Consideration (as defined below), (vi) each option (whether vested or unvested) to purchase Company Shares (each, a “Company Option”) granted under DevvStream’s 2022 Equity Incentive Plan, as amended and restated from time to time, and DevvStream’s 2022 Non-Qualified Stock Option Plan (together, the “Company Equity Incentive Plans”) and each restricted stock unit representing the right to receive payment in Company Shares, granted under a restricted stock unit award agreement (each, a “Company RSU”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into an option to purchase a number of New PubCo Common Shares (“Converted Options”) and New PubCo restricted stock units (“Converted RSUs”), respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio, as defined below (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option immediately prior to the Effective Time divided by the Common Conversion Ratio), (vii) each warrant of DevvStream (each, a “Company Warrant”) issued and outstanding immediately prior to the Effective Time became exercisable for New PubCo Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (“Converted Warrants”) (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio), (viii) the holder of convertible notes to be issued by DevvStream, if any, issued and outstanding immediately prior to the Effective Time (the “Company Convertible Notes”) received New PubCo Common Shares in accordance with the terms of such Company Convertible Notes, and (ix) each common share of Amalco Sub issued and outstanding immediately prior to the Effective Time was automatically exchanged for one common share of Amalco.

The “Per Common Share Amalgamation Consideration” means (i) with respect to each Multiple Voting Company Share, an amount of New PubCo Common Shares equal to (a) ten (10), multiplied by (b) the Common Conversion Ratio, and (ii) with respect to each Subordinated Voting Company Share, an amount of New PubCo Common Shares equal to the Common Conversion Ratio. The “Common Conversion Ratio” means, in respect of a Company Share, 0.152934, which is equal to the Common Amalgamation Consideration divided by the Fully Diluted Common Shares Outstanding. The “Common Amalgamation Consideration” means (a)(i) the Reverse Split Factor multiplied by (ii)(x) $145 million plus the aggregate exercise price of all in-the-money Company Options and Company Warrants outstanding immediately prior to the Effective Time (or exercised in cash prior to the Effective Time) divided by (y) $10.20, plus (b) solely to the extent any Company Shares are required to be issued to Approved Financing Sources pursuant to Approved Financings in connection with the Closing, (i) each such Company Share multiplied by (ii) the Per Common Share Amalgamation Consideration in respect of such Company Share. The “Fully Diluted Common Shares Outstanding” means, without duplication, at any measurement time (a)(i) ten (10), multiplied by (ii) the aggregate number of Multiple Voting Company Shares that are issued and outstanding, plus (b) the aggregate number of Subordinated Voting Company Shares that are issued and outstanding, plus (c) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Options in accordance therewith, plus (d) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Warrants in accordance therewith, plus (e) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the vesting of the Company RSUs in accordance therewith; provided, that “Fully Diluted Common Shares Outstanding” shall not include any Subordinary Voting Company Shares to be issued (including pursuant to the exercise and conversion of Company Warrants) to any Approved Financing Source pursuant to an Approved Financing. The “Reverse Split Factor” means 0.9692, which is equal to the lesser of (a) the quotient obtained by dividing the Final Company Share Price by $0.6316 and (b) one. The “Final Company Share Price” means the closing price of the Subordinated Voting Company Shares on the Cboe Canada stock exchange (the “Cboe Canada”), as of the end of last trading day on the Cboe Canada prior to the Closing (and if there is no such closing price on the last trading day prior to the Closing, the closing price of the Subordinated Voting Company Shares on the last trading day prior to the Closing on which there is such a closing price), converted into United States dollars based on the Bank of Canada daily exchange rate on the last business day prior to the Closing.

Each New PubCo Warrants is exercisable for 0.9692 New PubCo Common Shares for $11.86 (the "Adjusted Exercise Price"). The Converted Private Placement Warrants are also exerciseable cashless pursuant to the terms of the Converted Private Placement Warrants. Pursuant to the terms of the New PubCo Warrants, the exercise price of the New PubCo Warrants will be further adjusted pursuant to a provision in the New PubCo Warrants that was triggered in connection with the financing transactions that closed in connection with consummation of the Business Combination and will be adjusted to an exercise price that is equal to 115% of the higher of the Market Value and the New Issued Price. “Market Value” as used in the foregoing shall mean the volume-weighted average trading price of the New PubCo Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which New PubCo consummated the Business Combination. “Newly Issued Price” as used in the foregoing shall mean the issue price or effective issue price (as determined in good faith by the Board), at which New PubCo (or its predecessor) issued additional shares or securities convertible into or exercisable or exchangeable for shares for capital raising purposes in connection with the consummation of the Business Combination.

Immediately after giving effect to the Transactions, there were 27,413,444 New PubCo Common Shares (excluding 557,290 New PubCo Common Shares that are issued pursuant to the Strategic Consulting Agreement after the Closing), 11,495,295 Converted Public Warrants (which are exerciseable for cash for up to 11,141,239 New PubCo Common Shares), 11,200,000 Converted Private Placement Warrants (which are exerciseable cashless or for cash, and if exercised for cash maybe be exercised for up to 10,855,040 New PubCo Common Shares), 186,065 Converted Warrants, 523,799 Converted Options and 1,168,124 Converted RSUs issued and outstanding. On November 7, 2024, the New PubCo Common Shares began trading on the Nasdaq Stock Market LLC (“Nasdaq”).

The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus, in the subsection entitled “The Business Combination Agreement” of the section titled “Business Combination Proposal” beginning on page 119 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as FIAC was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New PubCo is providing the information below that would be included in a Form 10 if New PubCo were to file a Form 10. Please note that the information provided below relates to New PubCo following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Some of the statements contained in this Current Report constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the current views of New PubCo with respect to, among other things, the plans, strategies and prospects, both business and financial, of New PubCo. These statements are based on the beliefs and assumptions of the management of New PubCo. Likewise, the financial statements included herein and all of the statements regarding market conditions and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “projects,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this Current Report reflect New PubCo’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Neither New PubCo can guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the ability of New PubCo, following the consummation of the Business Combination, to realize the benefits from the Business Combination;

•
changes in the market price of New PubCo Common Shares after the Business Combination, which may be affected by factors different from those that affected the price of shares of Class A Common Stock prior to the Business Combination;

•	the ability of New PubCo, to maintain the listing of the New PubCo Common Shares on Nasdaq following the consummation of the Business Combination;

•	future financial performance following the Business Combination;

•	the impact from the outcome of any known and unknown litigation;

•	the ability of New PubCo to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	expectations regarding future expenditures of New PubCo following the Business Combination;

•	the future mix of revenue and effect on gross margins of New PubCo following the Closing;

•	changes in interest rates, rates of inflation, carbon credit prices and trends in the markets in which we operate;

•	the attraction and retention of qualified directors, officers, employees and key personnel of New PubCo following the Closing;

•	the ability of New PubCo to compete effectively in a competitive industry;

•	the ability to protect and enhance New PubCo’s corporate reputation and brand;

•	expectations concerning the relationships and actions of New PubCo and its affiliates with third parties;

•	the impact from future regulatory, judicial and legislative changes in New PubCo’s industry;

•	the ability to locate and acquire complementary products or product candidates and integrate those into New PubCo’s business;

•	future arrangements with, or investments in, other entities or associations;

•	intense competition and competitive pressures from other companies in the industries in which New PubCo will operate;

•	the volatility of the market price and liquidity or trading of the securities of New PubCo; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 66 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

While forward-looking statements reflect New PubCo’s good faith beliefs, they are not guarantees of future performance. New PubCo disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this proxy statement, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to New PubCo.

Business

We are a capex-light carbon credit generation company focused on high quality and high return technology-based projects. We offer investors exposure to carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming.

By utilizing blockchain technology to drive trust and transparency across the credit cycle and through leveraging partnerships with market leaders, we provide a turnkey solution to help companies generate, manage, and monetize environmental assets through carbon credits. The blockchain technology will be used in conjunction with DevvStream’s platform to track, manage and store data only. It will do so to keep an immutable record of the data. The blockchain technology will not be used to track any assets. The blockchain technology will not create a record of carbon credits. Carbon credits are tracked by third parties in traditional registries and those registries show ownership of the carbon credits. We will not use the blockchain technology to create or track any type of crypto asset, and our use of the blockchain does not involve or require the integration of any token or other crypto asset to support its functionality.

As explained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DevvStream—Liquidity and Capital Resources” in the Proxy Statement/Prospectus, New PubCo’s management does not believe its current cash and cash equivalents are sufficient to fund operations for at least the next 12 months from the issuance date of the financial statements, which management believes raises substantial doubt about its ability to continue as a going concern. For more information also see “Risk Factors — Risks Related to DevvStream’s Business and Industry — We have incurred significant losses and expect to incur additional expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability,” which can be found beginning on page 66 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The mailing address of our principal executive offices is 2108 N St., Suite 4254 Sacramento, CA 95816 and our telephone number at such address is (647) 689-6041.

New PubCo owns no material assets other than the 100% issued and outstanding shares Amalco and does not operate any business.

Our business is further described in the Proxy Statement/Prospectus in the section titled “Information about DevvStream” beginning on page 223 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Risk Factors

The risk factors related to New PubCo, our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 66 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Financial Information

New PubCo is currently experiencing delays (ii) in preparing the DevvStream audited financial statements for the year ended July 31, 2024 and (ii) in filing FIAC’s quarterly report on Form 10-Q for the quarter ended September 30, 2024. New PubCo is working diligently to finalize New PubCo’s audited financials for July 31, 2024, FIAC’s quarterly report on Form 10-Q for the quarter ended September 30, 2024, an updated DevvStream “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure for the year ended July 31, 2024 and the acquired business pro forma financial information required to be filed with this Current Report under Item 9.01. New PubCo expects to file an amendment to this Current 8-K to add the required financial information as soon as practicable.

Properties

Our corporate headquarters are located in Vancouver, British Columbia, Canada. We consider our current office space adequate for our current operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of New PubCo Common Shares immediately following consummation of the Transactions by:

•	each person known by New PubCo to be the beneficial owner of more than 5% of New PubCo’s issued and outstanding common shares immediately following the consummation of the Transactions;

•	each of New PubCo’s executive officers and directors; and

•	all of New PubCo’s executive officers and directors as a group after the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options and warrants, within 60 days of the Closing Date. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to New PubCo, New PubCo believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of New PubCo is 2108 N St., Suite 4254 Sacramento, CA 95816. The percentage of beneficial ownership of New PubCo is calculated based on 27,413,444 New PubCo Common Shares issued and outstanding immediately after giving effect to the Transactions.

Name and Address of Beneficial Owners	Number of Common Shares	% of Total Voting Power
Thomas G. Anderson(1)(2)	7,187,895	26.1%
Wray Thorn	—(11)	—(11)
Carl Stanton	—(11)	—(11)
Sunny Trinh(3)	926,336	3.3%
Stephen Kukucha(4)	76,467	*
Ray Quintana(5)	76,467	*
Bryan Went(6)	71,987	*
Chris Merkel(7)	69,086	*
David Goertz(8)	58,356	*
Michael Max Buhler(9)	45,880	*
Jamila Piracci(10)	45,880	*
All directors and officers as a group (eleven individuals)	8,558,354	29.7%
Five Percent Holders:
Focus Impact Sponsor, LLC(11)	15,870,650(12)	41.1%
Crestmont Investments LLC	2,000,000	7.3%
Helena Global Investment Opportunities	1,441,560	5.3%

*    Less than 1%
(1)
Consists of (i) 7,111,428 common shares issued to Devvio, Inc. ("Devvio") in exchange for multiple voting company shares of DevvStream in connection with the closing of the Business Combination. Mr. Anderson is the founder and chief executive officer of Devvio and as a result, may be deemed to indirectly beneficially own the common shares that are directly beneficially owned by Devvio. Mr. Anderson disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of Devvio is 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM 87120 and (ii) 76,467 options to purchase subordinate voting shares of DevvStream was converted into an option to purchase common shares of the Issuer based on an exchange ratio calculated at Closing of the Business Combination, as described in Item 2.01 of this Current Report.

(2)
Consists of 76,467 stock options granted on January 17, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. In connection with the closing of the Business Combination, each outstanding option to purchase subordinate voting shares of DevvStream was converted into an option to purchase New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report. Thomas G. Anderson resigned from the Board on November 7, 2024. For more information, also see Item 5.02 of this Current Report.

(3)
Consists of 887,017 restricted stock units granted on January 17, 2022 and March 14, 2022. 25% of the restricted stock units vested on January 17, 2023, July 17, 2023, January 17, 2024 and July 17, 2024, respectively. Also consists of 39,319 of restricted stock units granted on June 6, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. In connection with the closing of the Business Combination, each outstanding restricted stock unit of DevvStream was converted into restricted stock units of the New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report. Each restricted stock unit represents the right to receive, at settlement, one New PubCo Common Shares.

(4)
Consists of 45,880 stock options granted on March 1, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. Also consists of 30,587 options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. In connection with the closing of the Business Combination, each outstanding option to purchase subordinate voting shares of DevvStream was converted into an option to purchase New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report.

(5)
Consists of 76,467 stock options granted on January 17, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. In connection with the closing of the Business Combination, each outstanding option to purchase subordinate voting shares of DevvStream was converted into an option to purchase New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report. Ray Quintana resigned from the Board on November 7, 2024. For more information, also see Item 5.02 of this Current Report.

(6)
Consists of 45,880 restricted stock units granted on March 14, 2022. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 26,106 restricted stock units granted on June 6, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. In connection with the closing of the Business Combination, each outstanding restricted stock unit of DevvStream was converted into restricted stock units of new PubCo. based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report. Each restricted stock unit represents the right to receive, at settlement, one New PubCo Common Shares.

(7)
Consists of 45,880 restricted stock units granted on January 17, 2022. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 23,206 restricted stock units granted on June 6, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. In connection with the closing of the Business Combination, each outstanding restricted stock unit of DevvStream was converted into restricted stock units of the New PubCo based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report. Each restricted stock unit represents the right to receive, at settlement, one New PubCo Common Shares.

(8)
Consists of 30,587 restricted stock units granted on January 17, 2022. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 27,769 restricted stock units granted on June 6, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. These restricted stock units were granted to DJG Enterprises Inc. ("DJG") Mr. Goertz is the sole director of DJG and as a result, may be deemed to indirectly beneficially own the common shares issuable upon exercise of the restricted stock units that are directly beneficially owned by DJG. Mr. Goertz disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of DJG is 1500 - 1140 West Pender Street, BC V6E 4G1.

(9)
Consists of 45,880 stock options granted on May 15, 2023. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. In connection with the closing of the Business Combination, each outstanding option to purchase subordinate voting shares of DevvStream was converted into an option to purchase New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report.

(10)
Consists of 45,880 stock options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. In connection with the closing of the Business Combination, each outstanding option to purchase subordinate voting shares of DevvStream was converted into an option to purchase New PubCo Common Shares based on an exchange ratio calculated at Closing, as described in Item 2.01 of this Current Report.

(11)
In connection with the consummation of the Business Combination on November 6, 2024, (i) the reporting person forfeited 575,000 Class B ordinary shares, par value $0.0001 per share, of the issuer ("Class B Shares"), (ii) 15,558 Class B Shares were converted into 15,079 New PubCo Common Shares"), and (iii) 5,000,531 New PubCo Common Shares were issued to the reporting person in exchange for the Class A ordinary shares, par value $0.0001 per share, of the issuer and the Class B Shares that the reporting person transferred on October 29, 2024. Does not include any New PubCo Common Shares upon exercise of any of the Converted Private Placement Warrant held by the reporting person. The reporting person is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of the reporting person. Under the so-called "rule of three," if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to the reporting person. Based upon the foregoing analysis, no individual manager of the reporting person exercises voting or dispositive control over any of the securities held by the reporting, even those in which such manager holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. 11,200,000 private placement warrants of the issuer held by the reporting person at the time of the closing of the Business Combination will be assumed by New PubCo and converted into 11,200,000 Converted Private Placement Warrants of New PubCo, with each Converted Private Placement Warrant being exercisable for 0.9692 New PubCo Common Shares on a cashless basis or for cash at $11.86 (subject to additional adjustments pursuant to the terms of the Converted Private Placement Warrant). The issuance of 10,855,040 New PubCo Common Shares with respect to the Converted Private Placement Warrants held by the Sponsor assumes that each of the Converted Private Placement Warrant is exercised for cash. Pursuant to the terms of the Converted Private Placement Warrants, the exercise price of the Converted Private Placement Warrants is adjustable if certain capital raising transactions meet certain requirements in connection with a business combination and shall be adjusted to an exercise price that is equal to 115% of the higher of the Market Value and the New Issued Price. "Market Value" as used in the foregoing shall mean the volume-weighted average trading price of the New PubCo Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which the issuer consummated the Business Combination. "Newly Issued Price" as used in the foregoing shall mean the issue price or effective issue price (as determined in good faith by the board of directors of the issuer), at which the issuer issued additional shares or securities convertible into or exercisable or exchangeable for shares for capital raising purposes in connection with the closing of the Business Combination. Does not reflect the additional New PubCo Common Shares issuable to the Sponsor pursuant to the terms of the Strategic Consulting Agreement or the New PubCo Common Shares issuable upon conversion of the New Convertible Notes, which each were executed after the Closing.

(12)
Consists of 5,015,610 New PubCo Common Shares and 10,855,040 New PubCo Common Share issuable upon exercise of 11,200,000 Converted Private Placement Warrants held by the Sponsor (assumes the exercise of the Converted Private Placement Warrants for cash). None of the Converted Private Placement Warrants have been exercised on the date this Current Report is filed.

Directors and Executive Officers

The following sets forth certain information concerning the directors and executive officers of New PubCo immediately following consummation of the Transactions:

Name	Age	Position(s)
Executive Officers:
Sunny Trinh	53	Chief Executive Officer
David Goertz	44	Chief Financial Officer
Chris Merkel	57	Chief Operating Officer
Bryan Went	45	Chief Revenue Officer
Directors(1):
Wray Thorn	52	Director
Carl Stanton	56	Director
Michael Max Bühler	50	Director
Stephen Kukucha	56	Director
Jamila Piracci	51	Director

(1)
Thomas G. Anderson and Ray Quintana were appointed to the Board in connection with the consummation of the Transactions and resigned from the Board on November 7, 2024. For more information, also see Item 5.02 of this Current Report.

Information regarding the executive officers, key employees, and directors following the Business Combination is set forth below:

Executive Officers

Mr. Sunny Trinh serves as Chief Executive Officer of New PubCo following completion of the Business Combination. Mr. Trinh has served as Chief Executive Officer of DevvStream for the past two years and brings over 25 years of experience in the technology sector and directly in developing new verticals in ESG and carbon markets. Mr. Trinh also served as the Chief Digital Alchemist for Devvio, where he utilized their blockchain technology to develop solutions and new business models in the ESG and carbon markets. Mr. Trinh continues to advise Devvio in an informal capacity, and also advises Envviron SAS in an informal capacity regarding ESG matters. Prior to DevvStream, Mr. Trinh led innovation as the vice president of Strategic Partnerships and Ecosystem at Avnet Inc. (AVT: NASDAQ). He was also the chief operating officer for Jooster and vice president of sales for Arrow Electronics (ARW: NYSE) where he led the design team for a Corvette driven by a quadriplegic. Mr. Trinh also co-founded and served as Chief Executive Officer for 9:Fish Surfboards and was an adjunct professor for California Lutheran University’s master’s in business administration program, where he started the school’s technology tract. He also holds a patent on electronic accessories for cell phones. Mr. Trinh received his bachelor’s degree and master’s degree in engineering from Harvey Mudd College and his master’s in business administration from California Lutheran University.

Mr. David Goertz serves as the Chief Financial Officer of New PubCo following the completion of the Business Combination. Mr. Goertz has served as the Chief Financial Officer of DevvStream since November 2022. Mr. Goertz is a partner with Dale Matheson Carr-Hilton Labonte, LLP Chartered Professional Accountants, where he has worked since 2005 and became a partner in 2011. Mr. Goertz provides accounting, assurance, taxation and business advisory services to private and public companies, not-for-profit organizations and incorporate professionals. Mr. Goertz has an extensive background in public company operations, restructurings, acquisitions and initial public offerings. Mr. Goertz also has a specialized knowledge of the manufacturing, mining, real estate and technology industries. Mr. Goertz received his bachelor’s degree from the University of Victoria and has been a Chartered Professional Accountant since 2004.

Mr. Chris Merkel serves as the Chief Operating Officer of New PubCo following the completion of the Business Combination. Mr. Merkel has served as the Chief Operating Officer of DevvStream since December 2021. Prior to joining DevvStream, Mr. Merkel spent 24 years managing strategic customers, growing technical services verticals and held sales leadership roles at Avnet (AVT: NASDAQ) and Arrow Electronics (ARW:NYSE). He has engaged with companies at every stage, from pre-funded startups to global enterprises in markets such as the internet-of-things, consumer, industrial and medical. Mr. Merkel spent five years with Sierra Pacific Industries in a general sales and operations management role. Mr. Merkel has over 30 years of sales, operations and general management experience successfully managing diverse teams and projects.

Mr. Bryan Went serves as the Chief Revenue Officer of New PubCo following the completion of the Business Combination. Mr. Went has served as the Chief Revenue Officer of DevvStream since February 2022, and oversees corporate partnerships and the global project pipeline expansion. Mr. Went is the co-founder and co-chief executive officer of Matter Labs, a corporate innovation lab that focuses on solving problems in the technology industry at a local level. He also serves on the board of directors at FATHOMWERX, a public-private consortium and technical innovation lab located in Ventura County, California. Mr. Went has approximately 15 years of experience as a founder, executive and investor in sustainability and blockchain technologies.

Non-Employee Directors

Mr. Wray Thorn serves as a director of New PubCo following the completion of the Business Combination. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Investment Officer of Focus Impact Acquisition Corp. He also serves as the Chief Investment Officer and a director of Focus Impact BH3 Acquisition Company, a special purpose acquisition corporation (Nasdaq: BHAC). Mr. Thorn is also the Founder and Chief Executive of Clear Heights Capital and a Board Member of Skipper Pets, Inc. Previously, Mr. Thorn was Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity (Sightway Capital), venture capital (Two Sigma Ventures) and impact (Two Sigma Impact) investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing company value creation, asset allocation strategy and practice and risk management frameworks. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has also been at the forefront of proactive impact investing and applying data and technology to innovate private investing. Mr. Thorn also serves as Co-Chair of the Board of Youth, INC, as Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, as a grant monitor and event committee chair for Hour Children, and as an Associate of the Harvard College Fund.

Mr. Carl Stanton serves as a director of New PubCo following the completion of the Business Combination. Mr. Stanton is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Executive Officer. He also serves as the Chief Executive Officer and a director of Focus Impact BH3 Acquisition Company, a special purpose acquisition corporation (Nasdaq: BHAC). Mr. Stanton brings nearly three decades of experience in leading companies across transformative Private Equity/Alternative Asset management with a proven track record in creating shareholder value. Mr. Stanton has unique knowledge and skills across all facets of Asset Management. He is a team builder and has managed and co-led two Alternative Asset Management firms totaling over $4.5 billion AUM, and has delivered best-in-class investment performance results along with colleagues over multiple funds. He has advised CEOs, CFOs, and boards of directors of multiple companies and spread managerial, financial, and strategic best practices with demonstrated expertise in value creation strategies including revenue growth strategies, industry transformation, cost control, supply chain management, and technology best practices. Mr. Stanton has also served as Board Member to more than 15 portfolio companies across Industrial Products & Services, Transportation & Logistics and Consumer industries; including his current role as a Board Member of Skipper Pets, Inc.

Mr. Michael Max Bühler serves as a director of New PubCo following the completion of the Business Combination. Mr. Bühler is a member of various international committees, including the T20/G20 Task Force on Infrastructure Investment and the OECD Blue Dot Network. Mr. Bühler is actively involved in the formation of a data cooperative for the construction industry and sits on the board of the International Resilience and Sustainability (inRES) Partnership, supporting Botswana’s digital transformation. Currently, Mr. Bühler is a Professor of Construction Business Management at the University of Applied Sciences in Constance, Germany, with research interests in infrastructure planning and global challenges. Previously, he led initiatives at the World Economic Forum and worked with Deloitte in Vancouver. He also held roles at Bilfinger Berger in North America. He has over 25 years of experience in construction and real estate. Mr. Bühler has a PhD in civil engineering and an MBA with finance and accounting specialization.

Mr. Stephen Kukucha serves as a director of New PubCo following the completion of the Business Combination. Mr. Kukucha is a partner at PacBridge Partners with over twenty years of experience in clean technology, renewable power, investing and their intersection with public policy. At PacBridge Capital Partners, he specializes in providing early stage and growth capital to companies seeking to take disruptive technologies and build scalable businesses. PacBridge is based in Hong Kong and Vancouver and invests in opportunities globally, with a particular focus in Asia and North America. As well, Stephen also serves as a Senior Advisor to Fort Capital Partners, focusing on origination of M&A, capital raising and advisory transactions. Prior to his current roles, Mr. Kukucha practiced law and was in a leadership position at Ballard Power Systems - leading their global External Affairs group (including emerging market business development in Asia). Following Ballard, Mr. Kukucha founded both a renewable power company and a strategic advisory firm. Mr. Kukucha also served as Chief Executive Officer and a director of CERO Technologies from April 2023 to June 2024, and as a director of Sustainable Development Technology Canada (SDTC) from March 2021 to May 2024. Mr. Kukucha has a Bachelor of Arts from the University of British Columbia and a Bachelor of Laws from the University of New Brunswick and graduated from the ICD-Rotman, Directors Education Program and became a member of the Institute of Corporate Directors, ICD.D.

Ms. Jamila Piracci serves as a director of New PubCo following the completion of the Business Combination. Ms. Piracci is the Founder of Roos Innovations, a financial services and commodities consultancy firm. She also serves on the boards of the Futures Industry Association and Fiùtur Information Exchange Inc., and is a member of the advisory board of Itegriti Corporation. Prior to becoming a consultant, Ms. Piracci led the National Futures Association’s regulatory program from 2011 to 2019, overseeing swap dealers under the Dodd-Frank Act, including creating NFA’s program. Ms. Piracci previously worked at the Federal Reserve Bank of New York, where she was an attorney with a primary focus on orderly liquidation authority and resolution planning under the Dodd-Frank Act, as well as on market and other developments pertaining to OTC derivatives. Ms. Piracci also spent nearly a decade advising a range of OTC derivatives market participants, including dealer banks, investment managers, and energy firms. In addition, she was an Assistant General Counsel at the International Swaps and Derivatives Association, where she chaired working groups developing market documentation and best practices primarily in the credit derivatives area. Ms. Piracci received her J.D. from Cornell Law School and MBA from the S.C. Johnson Graduate School of Management at Cornell University. Ms. Piracci earned her B.A. from Harvard-Radcliffe College at Harvard University.

Independence of Board of Directors

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the FIAC Board, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with FIAC). Our Board has determined that Michael Max Bühler, Stephen Kukucha and Jamila Piracci are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

The Board will have the authority to appoint committees to perform certain management and administration functions. Upon the Closing, the Board is expected to have a standing audit committee, compensation committee, and nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees re available on New PubCo’s website.

Audit Committee

The audit committee of the Board consists of Michael Max Bühler, Stephen Kukucha and Jamila Piracci. The Board has determined that each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The chairperson of the audit committee is Michael Max Bühler. Michael Max Bühler qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and each member of the audit committee possess financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit New PubCo’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes New PubCo’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of the Board consist of Jamila Piracci, Stephen Kukucha and Michael Max Bühler. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be Jamila Piracci. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to New PubCo’s Chief Executive Officer’s compensation, evaluating New PubCo’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of New PubCo’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of New PubCo’s other executive officers;

•	reviewing and recommending to the Board the compensation of New PubCo’s directors;

•	reviewing New PubCo’s executive compensation policies and plans;

•
reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for New PubCo’s executive officers and other senior management, as appropriate;

•	administering New PubCo’s incentive compensation equity-based incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with New PubCo’s proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in New PubCo’s annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of New PubCo’s employees; and

•	reviewing New PubCo’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Board consists of Stephen Kukucha, Jamila Piracci and Michael Max Bühler. The Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be Stephen Kukucha.

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that the Board approves, nominees for election to the Board;

•	evaluating the performance of the Board and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of New PubCo’s corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

New PubCo will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on New PubCo’s website at https://www.devvstream.com. Information contained on or accessible through such website is not a part of this proxy statement/prospectus, and the inclusion of the website address in this proxy statement/prospectus is an inactive textual reference only. New PubCo intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

None of New PubCo’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Executive Compensation

Pre-Closing Compensation of Executive Officers

A description of the compensation of the named executive officers of DevvStream and the compensation of the executive officers of FIAC before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of DevvStream” beginning on page 276 of the Proxy Statement/Prospectus and the subsection titled “Officer and Director Compensation” in the section titled “FIAC’s Management,” beginning on page 203 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

Pre-Closing Compensation of Executive Officers

At the Business Combination Approval Meeting, the FIAC stockholders approved the DevvStream Corp. 2024 Equity Incentive Plan as may be amended, restated or modified from time to time, (the “Equity Incentive Plan”). The summary of the Equity Incentive Plan set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal” beginning on page 192 of the Proxy Statement/Prospectus is incorporated herein by reference. A copy of the full text of the Equity Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference. New PubCo intends to develop an executive compensation program that is designed to align compensation with New PubCo’s business objectives and the creation of shareholder value, while enabling New PubCo to attract, motivate and retain individuals who contribute to the long-term success of New PubCo. Decisions on the executive compensation program will be made by the compensation committee of the Board.

Employment Agreements

On November 6, 2024, in connection with the consummation of the Business Combination, New PubCo entered into employment agreements with Bryan Went, Chris Merkel, and Sunny Trinh (collectively, the “Executives”), We refer to the employment agreements herein collectively as the “Employment Agreements.”

The Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Executive or New PubCo gives written notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term.

The Employment Agreements provide for initial annualized base salary of $250,000 for Mr. Trinh and $180,000 for each of Messrs. Went and Merkel, which will be reviewed by the Board annually, based on personal and corporate achievements and the overall financial performance of New PubCo. While employed under the Employment Agreements, the Executives are eligible for certain additional benefits, including reimbursement of reasonable travel and other business-related expenses and participation in the Company’s benefit plans or programs.

The Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason or upon a termination by New PubCo without Cause (each as defined in the Employment Agreement), the Executive shall be entitled to receive 12 months of continued base salary payments (the “Severance Amount”), subject to the Executives execution and non-revocation of a release of claims.

Further, the Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason (as defined in the Employment Agreement) or upon a termination by New PubCo without Cause, in either case, within 12 months following a Corporate Transaction (as defined in the Equity Incentive Plan), the Executive shall be entitled to receive the following payments or benefits: (i) the Severance Amount (as defined in the Employment Agreement), (ii) immediate vesting of any of New PubCo equity awards that vest solely based on continued service that are held by the Executive and (iii) immediate vesting of any New PubCo equity awards that were subject to performance-based vesting and held by the Executive based on the greater of (x) target level of performance and (y) New PubCo’s actual performance, measured as of the date of termination as determined by the Committee (as defined in the Equity Incentive Plan), subject to the Executives execution and non-revocation of a release of claims.

The Employment Agreements also contain certain restrictive covenants, including provisions that require the Executive to assign their rights to intellectual property to New PubCo and create restrictions, with certain limitations, on the Executives competing with New PubCo, soliciting any employees or individual service providers of, or soliciting or inducing any customers, clients, suppliers or licensees of New PubCo. These restrictions are generally intended to apply during the term and any renewal term and, subject to applicable state laws, for the twelve-month period following the Executive’s termination of employment.

The description of the Employment Agreements herein is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.17, 10.18, and 10.19 incorporated by reference herein.

Director Compensation

The Board, or a committee thereof, will determine the annual compensation to be paid to the members of the Board. A description of the compensation of the named executive officers of DevvStream and the compensation of the executive officers of FIAC before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of DevvStream” beginning on page 276 of the Proxy Statement/Prospectus and the subsection titled “Officer and Director Compensation” in the section titled “FIAC’s Management,” beginning on page 203 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” beginning on page 278 of the Proxy Statement/Prospectus and that information is incorporated herein by reference. Reference is made to the disclosure regarding director independence under “Independence of our Board of Directors” above in this Item 2.01 of this Current Report. The information related to the Registration Rights Agreement, the Strategic Consulting Agreement and the New Convertible Notes in Item 1.01 of this Current Report is also incorporated herein by reference.

New PubCo adopted a formal written policy effective upon the consummation of the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K such as New PubCo’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of New PubCo’s capital stock and any member of the immediate family of any of the foregoing persons are not permitted to enter into a related party transaction with New PubCo without the approval of New PubCo’s audit committee, subject to the exceptions described below.

A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which New PubCo was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to New PubCo as an employee or director and certain other transactions are not covered by this policy.

Under the policy, the audit committee will review information that it deems reasonably necessary to enable New PubCo to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the subsections of the Proxy Statement/Prospectus titled “Legal Proceedings” in the sections titled “Information about FIAC” and “Information about DevvStream,” on page 202 and page 223 of the Proxy Statement/Prospectus, respectively, and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The New PubCo Common Shares began trading on the Nasdaq under the symbol “DEVS” on November 7, 2024. As of immediately after the Closing Date, there were approximately 28 registered holders of New PubCo Common Shares.

New PubCo has not paid any cash dividends on its capital stock. Any decision of New PubCo to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, applicable law, New PubCo’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of New PubCo’s Securities

The description of New PubCo’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities of new PubCo” beginning on page 251 of the Proxy Statement/Prospectus and that information is incorporated herein by reference.

Indemnification of Officers and Directors

New PubCo has entered into indemnification agreements with each of its directors and executive officers, in each case effective as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by New PubCo of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New PubCo or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. Information about indemnification of the Company’s directors and officers is also set forth in the Proxy Statement/Prospectus in the section titled “Information about FIAC—Limitation on Liability and Indemnification of Officers and Directors” beginning on page 203 thereof, the subsection “Survival and Indemnification” and “Comparison of DGCL and ABCA” in the Proxy Statement/Prospectus in the section titled “The Business Combination Proposal” beginning on page 119 thereof, and the subsection “Comparison of DGCL and ABCA” in the Proxy Statement/Prospectus in the section titled “The SPAC Continuance Proposal” beginning on page 168 thereof, each of which are incorporated herein by reference. The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is also incorporated by reference into this Item 2.01.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth above under the section entitled “Financial Information” in this Item 2.01 of this Current Report and the information under Item 9.01 of this Current Report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information in Item 1.01 of this Current Report regarding the New Convertible Note and the extension of the maturity of the Devvio and Envviron Convertible Notes is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information described in the Introductory Note, Item 1.01 and Item 2.01 of this Current Report regarding the issuance of the New Convertible Notes and the issuance of New Pubco Common Shares pursuant to the PIPE Agreements, the Monroe Agreement and to the Sponsor pursuant to the Letter Agreement and the Strategic Consulting Agreement is incorporated herein by reference. The issuances of New Pubco Common Shares or shares of Class A common stock of FIAC pursuant to the PIPE Agreements, the New Convertible Notes, the Monroe Agreement and to the Sponsor pursuant to the Letter Agreement, as applicable, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and have been issued or are expected to be issued, as applicable, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

The disclosure set forth under Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure set forth under the Introductory Note and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report is incorporated herein by reference. Reference is also made to the disclosure in the Proxy Statement/Prospectus in the subsection titled “The Business Combination Agreement” in the section titled “The Business Combination Proposal,” beginning on page 119 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Further reference is made to the information contained in the Introductory Note and Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each director of FIAC, other than Wray Thorn and Carl Stanton, and each officer of FIAC ceased serving in such capacities and five new directors were appointed to the Board, including Michael Max Bühler, Stephen Kukucha, Jamila Piracci, Ray Quintana and Thomas G. Anderson.

On November 7, 2024, Mr. Quintana and Mr. Anderson resigned from the Board as chairman and director and as director, respectively, and Wray Thorn was appointed chairman of the Board. Mr. Quintana’s and Mr. Anderson’s resignations were not the result of any disagreement with New PubCo on any matter relating to New PubCo’s operations, policies or practices.

The information on the composition of the Board and the new officers of New PubCo, director independence, committees of the Board, compensation of directors and officers, compensation committee interlocks and insider participation, indemnification of directors and certain related party transaction in the sections entitled “Directors and Executive Officers,” “Independence of Board of Director,” “Committees of the Board of Directors,” “Compensation Committee Interlocks and Insider Participation,” “Director Compensation,” “Executive Compensation,” “Indemnification of Officers and Directors” and “Certain Relationships and Related Person Transactions” in Item 2.01 of this Current Report are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Business Combination Agreement, on the Closing Date, (a) FIAC changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity.

The material terms of each of the Articles of Continuance and New PubCo Bylaws and the general effect upon the rights of holders of New PubCo’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “The SPAC Continuance Proposal (Proposal 2) — Comparison of DGCL and ABCA” and “Description of Securities of New PubCo” beginning on pages 168 and 251 thereof, respectively, which are incorporated herein by reference.

Copies of the Articles of Continuance and New PubCo Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Further, in connection with the consummation of the Business Combination, New PubCo changed its fiscal year end to July 31st. New PubCo expects to file an amendment to this Current Report to include the audited financial statements of the accounting acquirer, or DevvStream, for the year ended July 31, 2024 pursuant to Section 12240.4 of the SEC’s Division of Corporate Finance Financial Reporting Manual, which covers situations involving reverse acquisitions in which the registrant elects to adopt the fiscal year of the accounting acquirer that is a private operating company. As described in Item 2.01 of this Current Report under the section entitled “Financial Information,” New PubCo is currently experiencing delays (ii) in preparing the DevvStream audited financial statements for the year ended July 31, 2024 and (ii) in filing FIAC’s quarterly report on Form 10-Q for the quarter ended September 30, 2024. New PubCo is working diligently to finalize New PubCo’s audited financials for July 31, 2024, FIAC’s quarterly report on Form 10-Q for the quarter ended September 30, 2024, an updated DevvStream “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure for the year ended July 31, 2024 and the acquired business pro forma financial information required to be filed with this Current Report under Item 9.01. New PubCo expects to file an amendment to this Current 8-K to add the required financial information as soon as practicable.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Transactions, on November 6, 2024, the Board approved and adopted a new Code of Business Conduct applicable to all employees, officers and directors of New PubCo. A copy of the Code of Business Conduct can be found on New PubCo’s website at https://www.devvstream.com. New PubCo intends to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or its directors on its website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference herein and should not be considered to be part of this Current Report. The inclusion of New PubCo’s website address in this Current Report is an inactive textual reference only.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2024, New PubCo issued a press release announcing the consummation of the Business Combination. A copy of such press release is furnished as Exhibit 99.1 of this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

In order to illustrate the pro forma impact of certain transactions that were entered into on October 29, 2024, including the PIPE Agreements, the Monroe Agreement and Equitization, FIAC filed with the SEC on October 29, 2024 an unaudited pro forma condensed combined balance sheet as of June 30, 2024 and an unaudited pro forma combined income statement for the first six fiscal months of 2024 of DevvStream and FIAC (the “Illustrative Pro Forma Income Statement). In connection with the closing of the Business Combination, New PubCo is furnishing as Exhibit 99.2 of this Current Report an amended version of the Illustrative Pro Forma Income Statement that corrects the pro forma number of New PubCo Common Shares and the resulting loss per Share (the “Amended Pro Formas”).

The Amended Pro Formas are presented for illustrative purposes only and are based on certain assumptions and New PubCo’s management’s current best estimates. Therefore, the Amended Pro Formas included in this Current Report are not necessarily indicative of the financial position or results that have been achieved by New PubCo upon closing of the Business Combination. The financial position and results of New PubCo after the consummation of the Business Combination may differ significantly from those indicated in the Amended Pro Formas furnished with this Current Report. You should not rely on the Amended Pro Formas as being indicative of (i) the historical financial position or results that have been achieved in connection with the consummation of the Business Combination, (ii) the financial position or results that would have been achieved had the Business Combination closed as of June 30, 2024, or (iii) the future financial position or results that New PubCo will achieve. FIAC’s or New PubCo’s auditors have not audited, reviewed, compiled or performed any procedures with respect to any of the data included in the Amended Pro Formas furnished with this Current Report and FIAC’s or New PubCo’s auditors do not express an opinion or any form of assurance with respect to the Amended Pro Formas furnished with this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The information set forth in Item 2.01 of this Current Report under the section entitled “Financial Information” is incorporated herein by reference and New PubCo will be filing an amendment to this Current Report to supplement this Item 9.01 (a) of this Current Report as soon as practicable.

(b) Pro forma financial information.

The information set forth in Item 2.01 of this Current Report under the section entitled “Financial Information” is incorporated herein by reference and New PubCo will be filing an amendment to this Current Report to supplement this Item 9.01 (b) of this Current Report as soon as practicable.

(d)	Exhibits

Exhibit Number	Description

2.1†
Business Combination Agreement, dated as of September 12, 2023, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

2.2
First Amendment to the Business Combination Agreement, dated as of May 1, 2024, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024).

2.3
Amendment No. 2 to Business Combination Agreement, dated as of August 10, 2024, by and among FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on August 12, 2024).

2.4
Waiver to Certain Business Combination Conditions Precedent, dated October 29, 2024, by and between FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

3.1	Certificate of Continuance of the Company.
3.2	By-Laws of the Company.
4.1	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by FIAC on June 3, 2021).
4.2
Warrant Agreement, dated November 1, 2021, by and between FIAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by FIAC on November 1, 2021).

4.3	Specimen Common Stock Certificate of DevvStream Corp.
10.1
Strategic Partnership Agreement, dated November 28, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.2
Amendment No. 1 to the Strategic Partnership Agreement, dated November 30, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.3
Amendment No. 2 to the Strategic Partnership Agreement, dated September 12, 2023, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.4+	DevvStream Corp. 2024 Equity Incentive Plan (incorporated by reference to Annex F to the Proxy Statement/Prospectus on Form 424B3, filed by FIAC on August 9, 2024).
10.5	Form of DevvStream Corp. Indemnification Agreement (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).

10.6
Amendment No. 3 to the Strategic Partnership Agreement, dated July 8, 2024, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).

10.7
Sponsor Side Letter, dated as of September 12, 2023, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.8
Amendment No. 1 to the Sponsor Side Letter, dated as of May 1, 2024, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024)

10.9
Amendment No. 2 to Sponsor Letter Agreement, dated October 29, 2024, by and between FIAC and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.10
Contribution and Exchange Agreement, dated October 29, 2024, by and among FIAC, DevvStream and Crestmont (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.11	Form of PIPE Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.12	Form of Carbon Subscription Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.13	Amended and Restated Registration Rights Agreement, dated November 6, 2024, by and among FIAC, the Sponsor and certain other legacy DevvStream holders.
10.14
Registration Rights Agreement, dated October 29, 2024, by and between FIAC and Karbon-X Corp (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.15
Form of Company Support & Lock-Up Agreement, by and between FIAC, the Sponsor and certain other legacy DevvStream holders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.16
Purchase Agreement, dated October 29, 2024, by and between FIAC, Helena Global Investment Opportunities I Ltd. and the Sponsor (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.17+	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Sunny Trinh.
10.18+	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Chris Merkel.
10.19+	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Bryan Went.
10.20	Strategic Consulting Agreement, dated November 13, 2024, by and between DevvStream Corp. and Focus Impact Partners, LLC.
10.21	Form of New Convertible Note.
14.1	Company’s Code of Business Conduct and Ethics.
21.1	List of Subsidiaries of the Company.
99.1	Press release, dated November 6, 2024, announcing the closing of the Business Combination.
99.2	Amended unaudited pro forma income statement of DevvStream Holdings Inc.

+ Indicates management contract or compensatory plan.
† Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2024
DEVVSTREAM CORP.

	By:	/s/ David Goertz
	Name:	David Goertz
	Title:	Chief Financial Officer